Exhibit 99.1

Green Plains Partners Reports Fourth Quarter and Full Year 2022 Financial Results

Results for the Fourth Quarter of 2022

  Net income of $9.6 million, or $0.41 per common unit
  Adjusted EBITDA of $12.7 million and distributable cash flow of $10.7 million
  Quarterly cash distribution of $0.455 per unit
  Distribution coverage ratio of 0.99x

Results for the Full Year 2022

  Net income of $40.7 million or $1.72 per common unit
  Adjusted EBITDA of $51.2 million and distributable cash flow of $44.6 million
  Distribution coverage of 1.04x
  Leverage ratio, net of cash; 0.75x Adjusted EBITDA

OMAHA, Neb.--(BUSINESS WIRE)--February 8, 2023--Green Plains Partners LP (NASDAQ:GPP) today announced financial and operating results for the fourth quarter and full year of 2022. Net income attributable to the partnership was $9.6 million, or $0.41 per common unit, for the fourth quarter of 2022, compared with net income of $9.9 million, or $0.42 per common unit, for the same period in 2021.

The partnership also reported adjusted EBITDA of $12.7 million and distributable cash flow of $10.7 million for the fourth quarter of 2022, compared with adjusted EBITDA of $12.2 million and distributable cash flow of $11.0 million for the same period in 2021. Distribution coverage was 0.99x for the three months ended December 31, 2022.

“Green Plains Partners saw consistent and reliable operations, coupled with low leverage and increased throughput during the quarter,” said Todd Becker, President and Chief Executive Officer. “The partnership continues to maintain a strong balance sheet and deliver stable cash flows to unitholders.”

Fourth Quarter Highlights and Recent Developments

  On January 19, 2023, the board of directors of the partnership’s general partner declared a quarterly cash distribution of $0.455 per unit, or approximately $10.8 million, for the fourth quarter of 2022. The distribution is payable on February 10, 2023, to unitholders of record at the close of business on February 3, 2023.

Results of Operations

Consolidated revenues for the three months ended December 31, 2022 increased by $1.9 million compared with the same period for 2021. Operations and maintenance expenses increased by $1.2 million for the three months ended December 31, 2022, compared with the same period for 2021.

During the fourth quarter of 2022, Green Plains Inc.’s average production utilization rate was approximately 93% of capacity. Ethanol throughput was 226.2 million gallons, which exceeded the contracted minimum volume commitment. As a result, a prior period deficiency credit of $0.4 million was utilized toward the excess volume. Prior year credits of $0.4 million expired unused, leaving a cumulative balance of minimum volume deficiency credits available to Green Plains Trade as of December 31, 2022 of $1.1 million. If this credit goes unused by Green Plains Trade, the total amount will expire on March 31, 2023. These credits have been recognized in revenue by the partnership, and as such, future volumes throughput by Green Plains Trade in excess of the quarterly minimum volume commitment, up to the amount of these credits, will not be recognized in revenue in future periods prior to expiration.

GREEN PLAINS PARTNERS LP SELECTED OPERATING DATA (unaudited, in million gallons)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2022	2021	% Var.	2022	2021	% Var.
Product volumes (mmg)
Storage and throughput services	226.2	201.4	12.3%	875.6	754.5	16.1%

Terminal services:
Affiliate	26.9	22.2	21.2	106.1	84.3	25.9
Non-affiliate	23.8	25.5	(6.7)	92.7	103.2	(10.2)
	50.7	47.7	6.3	198.8	187.5	6.0

Railcar capacity billed (daily avg.)	73.5	68.3	7.6	73.1	69.8	4.7

Liquidity and Capital Resources

Total liquidity as of December 31, 2022 consisted of $20.2 million in cash and cash equivalents. Total debt outstanding was $58.6 million, net of debt issuance costs of $0.4 million.

Conference Call Information

On February 8, 2023, Green Plains Partners LP and Green Plains Inc. will host a joint conference call at 9 a.m. Eastern time (8 a.m. Central time) to discuss fourth quarter and full year 2022 financial and operating results for each company. Domestic and international participants can access the conference call by dialing 888.210.4215 and 646.960.0269, respectively, and referencing conference ID 5027523. The company advises participants to call at least 10 minutes prior to the start time. Alternatively, the conference call will be accessible on Green Plains Partners’ website here.

Non-GAAP Financial Measures

Adjusted EBITDA and distributable cash flow are supplemental financial measures used to assess the partnership’s financial performance. Management believes adjusted EBITDA and distributable cash flow provide investors useful information in assessing the partnership’s financial condition and results of operations. Adjusted EBITDA is defined as earnings before interest expense, income tax expense, depreciation and amortization, plus adjustments for transaction costs related to acquisitions or financing transactions, unit-based compensation expense, net gains or losses on asset sales and the partnership’s proportional share of EBITDA adjustments of our equity method investee. Distributable cash flow is defined as adjusted EBITDA less interest paid or payable, income taxes paid or payable, maintenance capital expenditures and the partnership’s proportionate share of distributable cash flow adjustments of our equity method investee. Adjusted EBITDA and distributable cash flow are not presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and therefore should not be considered in isolation or as alternatives to net income or any other measure of financial performance presented in accordance with GAAP to analyze the partnership’s results.

About Green Plains Partners LP

Green Plains Partners LP (NASDAQ:GPP) is a fee-based Delaware limited partnership formed by Green Plains Inc. to provide fuel storage and transportation services by owning, operating, developing and acquiring ethanol and fuel storage terminals, transportation assets and other related assets and businesses. For more information about Green Plains Partners, visit www.greenplainspartners.com.

About Green Plains Inc.

Green Plains Inc. (NASDAQ:GPRE) is a leading biorefining company focused on the development and utilization of fermentation, agricultural and biological technologies in the processing of annually renewable crops into sustainable value-added ingredients. This includes the production of cleaner low carbon biofuels, renewable feedstocks for advanced biofuels and high purity alcohols for use in cleaners and disinfectants. Green Plains is an innovative producer of ultra-high protein and novel ingredients for animal and aquaculture diets to help satisfy a growing global appetite for sustainable protein. The Company also owns a 48.8% limited partner interest and a 2.0% general partner interest in Green Plains Partners LP. For more information, visit www.gpreinc.com.

Forward-Looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements reflect management’s current views, which are subject to risks and uncertainties including, but not limited to, anticipated financial and operating results, plans and objectives that are not historical in nature. These statements may be identified by words such as “believe,” “expect,” “may,” “should,” “will” and similar expressions. Factors that could cause actual results to differ materially from those expressed or implied are discussed in Green Plains Partners’ reports filed with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. Green Plains Partners assumes no obligation to update any such forward-looking statements, except as required by law.

Consolidated Financial Results

GREEN PLAINS PARTNERS LP CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands)

	December 31, 2022	December 31, 2021
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$20,166	$17,645
Accounts receivable, including from affiliates	12,997	14,555
Other current assets	1,410	845
Total current assets	34,573	33,045
Property and equipment, net	26,137	28,773
Operating lease right-of-use assets	47,002	38,863
Other assets	13,710	13,791
Total assets	$121,422	$114,472

LIABILITIES AND PARTNERS' EQUITY
Current liabilities
Accounts payable, including to affiliates	$4,225	$4,954
Operating lease current liabilities	14,734	12,108
Other current liabilities	6,710	5,420
Total current liabilities	25,669	22,482
Long-term debt	58,559	59,467
Asset retirement obligations	2,862	2,658
Operating lease long-term liabilities	33,582	27,562
Total liabilities	120,672	112,169

Partners' equity	750	2,303
Total liabilities and partners' equity	$121,422	$114,472

GREEN PLAINS PARTNERS LP CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited, in thousands except per unit amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2022	2021	% Var.	2022	2021	% Var.
Revenues
Affiliate	$19,897	$18,117	9.8%	$75,764	$74,178	2.1%
Non-affiliate	1,050	977	7.5	4,003	4,274	(6.3)
Total revenues	20,947	19,094	9.7	79,767	78,452	1.7
Operating expenses
Operations and maintenance (excluding depreciation and amortization reflected below)	7,146	5,908	21.0	25,158	23,061	9.1
General and administrative	1,439	1,260	14.2	4,498	4,412	1.9
Depreciation and amortization	1,178	966	21.9	4,093	3,737	9.5
Total operating expenses	9,763	8,134	20.0	33,749	31,210	8.1
Operating income	11,184	10,960	2.0	46,018	47,242	(2.6)
Interest expense	(1,785)	(1,272)	40.3	(5,924)	(7,392)	(19.9)
Income before income taxes and income from equity method investee	9,399	9,688	(3.0)	40,094	39,850	0.6
Income tax benefit (expense)	33	41	(19.5)	(81)	(188)	(56.9)
Income from equity method investee	183	183	—	637	700	(9.0)
Net income	$9,615	$9,912	(3.0)%	$40,650	$40,362	0.7%

Net income attributable to partners' ownership interests:
General partner	$192	$198	(3.0)%	$813	$807	0.7%
Limited partners - common unitholders	9,423	9,714	(3.0)	39,837	39,555	0.7

Earnings per limited partner unit (basic and diluted):
Common units	$0.41	$0.42	(2.4)%	$1.72	$1.71	0.6%

Weighted average limited partner units outstanding (basic and diluted):
Common units	23,228	23,208		23,218	23,185

Supplemental Revenues Data:
Storage and throughput services	$11,564	$11,564	—%	$46,257	$46,953	(1.5)%
Railcar transportation services	6,171	4,673	32.1	21,557	19,198	12.3
Terminal services	2,164	1,898	14.0	8,148	8,156	(0.1)
Trucking and other	1,048	959	9.3	3,805	4,145	(8.2)
Total revenues	$20,947	$19,094	9.7%	$79,767	$78,452	1.7%

GREEN PLAINS PARTNERS LP CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited, in thousands)

	Twelve Months Ended December 31,
	2022	2021
Cash flows from operating activities:
Net income	$40,650	$40,362
Noncash operating adjustments
Depreciation and amortization	4,093	3,737
Distribution from equity method investees	637	1,500
Other	(1)	1,737
Net change in working capital	589	414
Net cash provided by operating activities	45,968	47,750

Cash flows from investing activities:
Purchases of property and equipment, net	(486)	(668)
Distribution from equity method investee	513	—
Disposition of assets	—	27,500
Net cash provided by investing activities	27	26,832

Cash flows from financing activities:
Payments of distributions	(42,443)	(18,839)
Net payments on long-term debt	(1,031)	(40,000)
Payments of loan fees	—	(581)
Other	—	5
Net cash used in financing activities	(43,474)	(59,415)

Net change in cash and cash equivalents	2,521	15,167
Cash and cash equivalents, beginning of period	17,645	2,478
Cash and cash equivalents, end of period	$20,166	$17,645

GREEN PLAINS PARTNERS LP RECONCILIATIONS TO NON-GAAP FINANCIAL MEASURES (unaudited, in thousands except ratios)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Net income	$9,615	$9,912	$40,650	$40,362
Interest expense (1)	1,785	1,272	5,924	7,392
Income tax (benefit) expense	(33)	(41)	81	188
Depreciation and amortization	1,178	966	4,093	3,737
Transaction costs	—	—	—	5
Unit-based compensation expense	60	60	240	279
Proportional share of EBITDA adjustments of equity method investee (2)	45	45	180	184
Adjusted EBITDA	12,650	12,214	51,168	52,147
Interest paid or payable	(1,785)	(1,272)	(5,924)	(6,392)
Income taxes paid or payable	33	41	(81)	(188)
Maintenance capital expenditures	(202)	—	(584)	(139)
Distributable cash flow (3)	$10,696	$10,983	$44,579	$45,428
Distributions declared (4)	$10,793	$10,429	$42,808	$26,425
Coverage ratio	0.99x	1.05x	1.04x	1.72x

Long-term debt			$58,559	$59,467
Less: Cash and cash equivalents			20,166	17,645
Long-term debt, net of cash and cash equivalents			$38,393	$41,822
Adjusted EBITDA			$51,168	$52,147
Leverage ratio			0.75x	0.80x
(1) Includes $1.0 million in unamortized debt issuance costs written off upon extinguishment of debt for the twelve months ended December 31, 2021.
(2) Represents the partnership’s proportional share of depreciation and amortization of its equity method investee.

(3) Distributable cash flow does not include adjustments for the principal payments on the term loan of $1.0 million for the twelve months ended December 31, 2022, or for the principal payments on the term loan of $50.0 million for the twelve months ended December 31, 2021.

(4) Distributions declared for the applicable period and paid in the subsequent quarter.

Contacts

Green Plains Contacts
Investors: Phil Boggs | Executive Vice President, Investor Relations | 402.884.8700 | phil.boggs@gpreinc.com
Media: Lisa Gibson | Communications Manager | 402.952.4971 | lisa.gibson@gpreinc.com